UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2022

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

florida (State or other jurisdiction of incorporation)	001-36605 (Commission File Number)	47-2482414 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PATI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On February 2, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). There were 3,415,643 shares of Company common stock entitled to be voted. Of this amount, 2,865,832 shares were represented in person or by proxy at the meeting. Voting results for each matter submitted to a vote at the 2022 Annual Meeting are set forth below:

1.	The shareholders voted to elect each of the five (5) director nominees to serve one-year terms:

Director Nominee	Votes For	Abstentions	Broker Non-Votes
John E. Anderson	1,840,341	512,643	512,848
Edward L. Baker	2,092,628	260,356	512,848
Thompson S. Baker II	2,086,919	266,065	512,848
Luke E. Fichthorn III	1,891,937	461,047	512,848
Charles D. Hyman	1,858,824	494,160	512,848

2.	The appointment of Hancock Askew & Co., LLP as the Company’s independent registered public accounting firm for fiscal year 2022 was ratified by the shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,858,579	2,293	4,960	-

3.	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,056,791	259,839	36,354	512,848

4.	The shareholders selected, on an advisory basis, one year as the frequency of future advisory votes on compensation paid to the Company’s named executive officers:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,203,041	5,250	104,220	40,473	512,848

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT TRANSPORTATION HOLDING, INC.
Registrant

Date: February 4, 2022	By:	/s/Matthew C. McNulty
Matthew C. McNulty
Chief Financial Officer